ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT ("Agreement") is made effective as of the 7th day f March 2001, by and between NewBridge Capital Inc., a Nevada Cor poration ("Advisor") and Hart
Industries, Inc., a Nevada corporation (the "Company").

WHEREAS, Advisor and Advisor's Personnel (as defined below) have exper ienc in evaluating and effecting mergers and acquisitions, supervisin g corporate management, and in performing general administrative duties for publicly-held companies a nd development stage investment ventures; and,

WHEREAS, the Company desires to retain Advisor to advise and assist th e Copany in restructuring and in its continued development on the ter ms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agrements contained herein, and for other good and valuable considera tion, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1. Engagement. The Company hereby retains Advisor to perform the following (collectively, the "Services"):

(a) act as exclusive financial advisor to the Company in connection wi th te proposed restructuring of the Company and its subsidiaries wher eby Advisor will, upon the
Company's request, assist the Company and its professional advisors in
(i) the preparation of documentation, (ii) merger, acquisition and se ttlement negotiations, and (iii) the preparation and filing with the S ecurities and Exchange Commission (the "Commission") of disclosure sta tements pursuant to the Securities Act of 1933, as amended (the "Secur ities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"
) or other activities as may be mutually agreed between Advisor and th e Copany;

(b) provide assistance to the Company in its understanding of and res ponss to market conditions;

(c) introduce the Company and its professional advisors to market make rs, nderwriters, and others in the securities industry who would be o f use to the Company;

(d) act as a financial advisor in connection with such assistance as t he Cmpany may request from time to time in connection with (i) the pu rchase of other businesses
("Business Opportunities"), or joint ventures or mergers between the C ompany and an enterprise or individual currently not an Affiliate of t he Company, as that term is defined in Regulations S-X of the Exchange
Act (collectively, a "Merger Transaction"), and (ii) the potential s ale of all or a portion of the Company's assets (a "Sale Transaction")
; and

(e) in the performance of its duties hereunder, Advisor will, and will caus its Advisor's Personnel to, comply with all applicable laws, rul es and regulations, and diligently perform the Services in good faith, and in the best interests of the C ompany.

2.      Information on the Company

In connection with Advisor's activities hereunder, the Company will fu rnis Advisor and its counsel with all material and information regard ing the business and financial condition of the Company as may be necessary for the Advisor to perform the Services as contemplated herein (all such information so furnished being referred to herein as the "Information"). The Company recognizes and acknowled ges that Advisor (a) will use and rely solely on the Information, an d on information available from generally recognized public sources, i n performing the Services contemplated by this Agreement without havin g inependently verified the same; (b) does not assume responsibility f or the accuracy or completeness of the Information; (c) will not make an appraisal of any assets or liabilities of the Company; and (d) reta ins the right to continue to conduct due diligence on the term of this Agreement.

3.      Use of Advice

Except as required by applicable state or federal securities rules and reguations, no statements made or advice rendered by Advisor in conne ction with the Services performed by the Advisor pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, rel ease or other communication, whether written or oral, prepared, issued or transmitted by the Company or any person or corporation controlling , controlled by or under common control with, the Company or any direc tor, officer, employee, agent or representative of any such person, wi thout the prior written authorization of Advisor, which may be given o r wihheld in its sole discretion. However, the Company may disclose o r refer to such advice or statements without being required to obtain consent to the extent required by law (in which case the appropriate p arty shall so advise Advisor in writing prior to such disclosure or us e and shall consult with Advisor with respect to the form and timing of disclosure).

4.      Term

Unless terminated earlier pursuant to paragraph 14 below, this Agreeme nt sall have an initial term of two (2) years (the "Primary Term"), w ith an effective date retroactive to the date the Services were firstperformed by Advisor, which was on or about Decembe r 1, 2000 (the "Effective Date"). At the conclusion of the Primary Te rm this Agreement will automatically be extended on an annual basis (t he "Extension Period") unless Advisor or the Company shall serve writt en notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered a t least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

5.      Time and Effort of Advisor

Advisor shall allocate such time and personnel acceptable to the Compa ny (he "Advisor's Personnel") as it deems reasonably necessary to pro vide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks per formed for the Company shall be conclusive evidence that the specific services referenced therein have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disr egard for the obligations or duties hereunder by Advisor, or a breach of any material provision of this Agreement, neither Advisor nor Advis or'sPersonnel shall be liable to the Company or any of its shareholder s for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustaine d in any corporate act involved in respect of any restructuring, Sale Transaction or Merger Transaction with a Business Opportunity undertak en b the Company as a result of introductions or advice provided by Ad visor or Advisor's Personnel.

6.      Compensation

The Company agrees to pay Advisor a fee for the Services provided by Advisor pursuant to this Agreement, as follows:

(a) Advisory Fee. The Company shall pay Advisor a monthly fee ("Advisory Fee") equal to Three Thousand Five Hundred Dollars ($3,500), payable monthly in advance in cash.

7.      Indemnification

In partial consideration of the Services to be rendered hereunder the Compny shall indemnify Advisor and its officers, directors, and agent s, (each an "Advisor Indemnified Person") against any action brought against Advisor or any Advisor Indemnified Person by the Company, any shareholder, creditor or party related to t he Company in connection with this engagement, the Restructuring, or a ny merger or transaction affected by Advisor unless such action or pro ceeding is based solely upon willful misconduct or the bad faith or gr oss negligence of Advisor or any such Indemnified Person.

Similarly, Advisor shall indemnify the Company and its officers, dire ctor, and agents, (each a "Company Indemnified Person") against any a ction brought against the Company, or any Company Indemnified Person,in connection with or arising out of this A greement, or for willful malfeasance, bad faith, negligence or reckles s disregard of the Advisor's duties and obligations hereunder.





8.      Costs and Expenses

All third party and out-of-pocket expenses incurred by Advisor in the perfrmance of the Services shall be paid by the Company, or Advisor s hall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of receipt of written noti ce by Advisor; provided, however, that the Company must approve in ad vance all such expenses.

9.      Place of Services

The Services provided by Advisor or Advisor's Personnel hereunder will be prformed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

10.      Independent Contractor

Advisor and Advisor's Personnel will act as independent contractors in the erformance of its duties under this Agreement. Accordingly, Advi sor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreem ent, including income and social security taxes, unemployment insuranc e, and any other taxes due relative to Advisor's Personnel, and any an d all business license fees as may be required. This Agreement neithe r expressly nor implicitly creates a relationship of principal and age nt, or employee and employer, between Advisor's Personnel and the Comp any. Neither Advisor nor Advisor's Personnel are authorized to enter i nto any agreements on behalf of the Company. The Company expressly re tains the right to approve, in its sole discretion, each Business Oppo rtunity introduced by Advisor, and to make all final decisions with re spect to affecting a transaction on any Business Opportunity.

11.      Rejected Business Opportunity

If, during the Primary Term of this Agreement or any Extension Period, the ompany elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, such Business Opportunity shall revert back to an d become proprietary to Advisor, and Advisor shall be entitled to acqu ire or broker the sale or investment in such rejected Business Opportu nity for its own account, or submit such assets or Business Opportunit y elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placeme nt o any such rejected Business Opportunity, or the Company's subseque nt purchase or financing with such Business Opportunity if in circumve ntion of Advisor. In addition, Advisor shall reimburse the Company fo r any moneys that have been expended on such Business Opportunity that the Advisor acquires or brokers for its own account or submits elsewhere.

12.      No Agency Express or Implied

This Agreement is not intended to result in any partnership, employmen t, aency, joint venture or other relationship between the parties oth er than that of independent contractors.
Other than as expressly set forth in this Agreement, no party shall ha ve the right, by virtue of this Agreement or otherwise, to bind the ot her party to any obligation, charge, or other liability whatsoever, no r shall either party represent to any person or business organization that it has such right or that any other relationship between the part ies exists other than a contract for the express purposes set forth herein.

13.      Termination

The Company and Advisor may terminate this Agreement prior to the expi ratin of the Primary Term upon the mutual written consent of the part ies. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party m ay be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

(a)      By the Company.

(i) If during the Primary Term of this Agreement or any Extension Peri od, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel;

(ii) If Advisor willfully breaches or neglects the duties required or reasonably requested to be performed hereunder; or

(iii) In the event of any other breach of a material term of this Agreement by Advisor or Advisor's Personnel; or

(iv) If the Advisor institutes, makes a general assignment for the be nefi of creditors, has instituted against it any bankruptcy proceeding for reorganization or for rearrangement of its financial affairs, file s a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

(v) If any of the disclosures made herein or subsequent hereto by the Advior to the Company are determined to be materially false or mislea ding, or if the
Advisor is convicted of or enters a plea of guilty ornolo contendere t
o a felony or misdemeanor involving fraud, embezzlement, theft or dish onesty or other criminal conduct.

(b)      By Advisor.

(i) If the Company breaches this Agreement or fails to make any paymen ts o provide information required hereunder; or,

(ii)      If the Company ceases business, or sells a controlling interest t
o a hird party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another co rporation, entity or individual outside of the scope of this Agreement
;  or,

(iii) If the Company has a receiver appointed for its business or asse ts, r otherwise becomes insolvent or unable to timely satisfy its obl igations in the ordinary course of business, including but not limited to the obligati on to pay the Advisory Fee; or,

(iv) If the Company institutes, makes a general assignment for the ben efitof creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

(v) If any of the disclosures made herein or subsequent hereto by the Compny to Advisor are determined to be materially false or misleading.

In the event Advisor elects to terminate without cause or this Agreeme nt i terminated prior to the expiration of the Primary Term or any Ex tension Period by mutual written agreement, or by the Company for thereasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expe nses, the Advisory Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for an y other reason, or by Advisor for reasons set forth in B(i) through (v ) above, Advisor shall be entitled to any outstanding unpaid portion o f rembursable expenses, if any, and any unpaid Advisory Fee for the re mainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

14.      Confidentiality; Non-Circumvention; Non-Competition;
Non-Solicitation

The Company and Advisor acknowledge and agree that non-public informat ion oncerning each party's plans, strategies, and overall business op erations, and the identity and sources of each party's Business Opportunities, is highly confidential and propri etary to each party ("Confidential Information").

The parties acknowledge that such Confidential Information represents a leitimate, valuable, and protectable interest of each party and giv es each party a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. The parties further acknowledges that unauthorized or impr oper disclosure or use of Confidential Information would cause each pa rty irreparable harm and injury. The parties therefore agree that, fo r a period of two (2) years following the later of the date hereof or the termination of this Agreement, neither party will disclose or thre atento disclose the Confidential Information, except as required by la w, to any person, partnership, company, corporation or to any other bu siness or governmental organization or agency, as the case may be, wit hout the express written consent of the other party. The parties furt her agree not to use or threaten to use the Confidential Information i n an way contrary to the interests of Advisor. The parties further ag rees that all ownership rights to the Confidential Information are ret ained by each respective party, and that no right of ownership shall p ass to the other party by virtue of this Agreement.

Advisor hereby agrees for itself, and shall obtain the agreement of ea ch Avisor's Personnel prior to permitting such person to provide Serv ices to the Company hereunder, that it (or such person) shall not, directly or indirectly, during the Term of thi s Agreement and for a period of one (1) year thereafter, engage in, or provide services to or act as an owner, manager, advisor, director, pa rtner, joint venturer or in any other capacity to any person which eng ages in or proposes to engage in, the business of owning, operating or managing themed restaurants which do or would be reasonably expected t
o copete with the Company. In addition, neither Advisor nor any of su ch other persons shall, directly or indirectly, use any Confidential I nformation for any such purpose, nor solicit any employee, vendor, cus tomer or other business relationship away from the Company for any purpose at any time.

15.      Remedies

Advisor and the Company acknowledge that in the event of a breach of t his greement by either party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly,in such event, such rights or obl igations shall be enforceable in a court of equity by a decree of spec ific performance or other injunctive or equitable relief. Such remedy , however, shall be cumulative and non-exclusive and shall be in addit ion to any other remedy to which the parties may be entitled.

16.      Miscellaneous

(a) Subsequent Events. Advisor and the Company each agree to notify t he oher party if, subsequent to the date of this Agreement, either pa rty incurs obligations which could compromise its efforts and obligations under this Agreement.

(b) Amendment. This Agreement may be amended or modified at any time and n any manner only by an instrument in writing executed by the parties hereto.

(c) Further Actions and Assurances. At any time and from time to time , eah party agrees, at its or their expense, to take actions and to e xecute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(d) Waiver. Any failure of any party to this Agreement to comply with any f its obligations, agreements, or conditions hereunder may be wai ved in writing by the party to whom such compliance is owed. The failure of any party to th is Agreement to enforce at any time any of the provisions of this Agre ement shall in no way be construed to be a waiver of any such provisio n or a waiver of the right of such party thereafter to enforce each an d every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subse quent breach or non-compliance.

(e) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

(f) Notices. Any notice or other communication required or permitted by tis Agreement must be in writing and shall be deemed to be properl

y given when delivered in person to an officer of the other party, whe n deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public tele graph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

(i)      In the case of the Company:

Hart Industries, Inc.
c/o Holoworld Inc.
21031 Ventura Blvd., Suite 520
Woodland Hills, California 91364
Telephone:      (818) 702-7900
Facsimile:      (818) 702-7914

      with a copy (which does not constitute notice) to:

                  Feldhake, August & Roquemore
                  19900 MacArthur Blvd., Suite 850
                  Irvine, CA  92612
                  Telephone:        (949) 553-5000
                  Facsimile:       (949) 553-5098
                  Attn:  Kenneth S. August, Esq.

(ii)      In the case of Advisor:

NewBridge Capital Inc.
4695 MacArthur Ct., Suite 1450
Newport Beach, CA 92660
Telephone:      (949) 833-2094
Facsimile:      (949) 833-7854

With copy to:

Mr. Richard O. Weed
Archer & Weed
4695 MacArthur Court, Suite #530
Newport Beach, CA 92660
Telephone:        (949) 475-7739
Telefax:        (949) 475-7735

or to such other person or address designated in writing by the Company or Advisor to receive notice.

(g) Headings. The section and subsection headings in this Agreement a re iserted for convenience only and shall not affect in any way the m eaning or interpretation of this
Agreement.

(h) Governing Law. This Agreement shall be governed by and construed i n acordance with the internal laws of the State of California applica ble to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that an y dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive ju risdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to br ing ny legal action to protect or defend its rights hereunder, then th e prevailing party in such proceeding shall be entitled to reimburseme nt from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorne ys) in bringing or defending against such action.

(i) Binding Effect. This Agreement shall be binding upon the parties hereo and inure to the benefit of the parties, their respective heirs
, administrators, executors, successors, and assigns.

(j) Entire Agreement. This Agreement contains the entire agreement b etwen the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of t his Agreement. No oral understandings, statements, promises, or induc ements contrary to the terms of this Agreement exist. No representati ons, warranties, covenants, or conditions, express or implied, other t han as set forth herein, have been made by any party.

(k) Severability. If any part of this Agreement is deemed to be unenf orceble the balance of the Agreement shall remain in full force and e ffect.

(l) Counterparts. A facsimile, telecopy, or other reproduction of thi s Ageement may be executed simultaneously in two or more counterparts
, each of which shall be deemed
an original, but all of which together shall constitute one and the sa me instrument, by one or more parties hereto and such executed copy ma y be delivered by facsimile of similar instantaneous electronic transm ission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall b e considered valid, binding and effective for all purposes. At the re quest of any party hereto, all parties agree to execute an original of thisAgreement as well as any facsimile, telecopy or other reproduction hereof.


(m) Time is of the Essence. Time is of the essence of this Agreement and f each and every provision hereof.



IN WITNESS WHEREOF, the parties have executed this Agreement on the da te aove written.


NEWBRIDGE CAPITAL INC.        ATTEST:


By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary




HART INDUSTRIES, INC.         ATTEST:


By:   /s/  Fred G. Luke       By:   /s/  Jon L. Lawver
           ------------                  -------------
Name:      Fred G. Luke       Name:      Jon L. Lawver
Title:     President          Title:     Secretary